Exhibit 10.3

EXECUTION VERSION

COLLATERAL ADMINISTRATION AGREEMENT

This COLLATERAL ADMINISTRATION AGREEMENT, dated as of April 10, 2025 (the “Agreement”) is entered into by and among ARES DIRECT LENDING CLO 5 LLC, a limited liability company organized under the laws of the State of Delaware (the “Issuer”), ARES CAPITAL MANAGEMENT LLC, a Delaware limited liability company, as Asset Manager (as that term is defined in the Indenture, referred to herein, together with any successor Asset Manager under the Indenture, the “Asset Manager”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), acting as collateral administrator under and for purposes of this Agreement (in such capacity, and together with any successor Collateral Administrator hereunder, the “Collateral Administrator”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Indenture and the Credit Agreement (each as defined below), the Issuer intends to issue or incur the Debt, as such term is defined in the Indenture;

WHEREAS, the Asset Manager and the Issuer have entered into an Asset Management Agreement dated as of April 10, 2025 (as may be amended, supplemented or otherwise modified from time to time, the “Asset Management Agreement”) pursuant to which the Asset Manager provides certain services relating to the matters contemplated by the Indenture and the other Transaction Documents;

WHEREAS, pursuant to the terms of the Class A-1A Credit Agreement dated as April 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Issuer, as Borrower, U.S. Bank, as Loan Agent (in such capacity, the “Loan Agent”), the Collateral Trustee, the Class A-1A Lenders party thereto from time (the “Class A-1A Lenders”), the Issuer intends to incur the Class A-1A Loans (as such term is defined in the Credit Agreement);

WHEREAS, pursuant to the terms of the Indenture and Security Agreement dated as of April 10, 2025 (as amended, supplemented or otherwise modified from time to time, the “Indenture”) by and between the Issuer and U.S. Bank, as Collateral Trustee (in such capacity, the “Collateral Trustee”), the Issuer has pledged certain Underlying Assets, Equity Securities, each Hedge Agreement, Eligible Investments and certain other collateral (all as set forth in the Indenture) (sometimes collectively referred to herein as, the “Collateral”) as security for the Rated Debt;

WHEREAS, the Issuer wishes to engage U.S. Bank to act as Collateral Administrator, and thereby to engage it to perform certain administrative duties with respect to the Collateral and certain other services specified herein pursuant to the terms of this Agreement;

WHEREAS, in accordance with Section 7.18 of the Indenture, the Issuer also wishes to engage the Collateral Administrator to act as Calculation Agent pursuant to the terms of this Agreement;

WHEREAS, the Issuer and the Asset Manager wish to engage U.S. Bank to perform certain administrative tasks on behalf of the Issuer related to the transparency requirements (the “EU/UK Transparency Requirements”) set out in the EU Securitisation Regulation and the UK Securitisation Framework (each as defined under the Indenture), as provided in, and subject to the terms of, Section 2B hereto;

WHEREAS, U.S. Bank is prepared to perform as Collateral Administrator certain specified obligations of the Issuer, or the Asset Manager on its behalf, under the Indenture and certain other services as specified herein, upon and subject to the terms of this Agreement (but without assuming the obligations and liabilities of the Issuer or the Asset Manager under the Indenture or the Asset Management Agreement).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.            Definitions.

(a)           Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Indenture.

(b)           Unless a clear contrary intention appears in this Agreement;

(i).          the singular number includes the plural number and vice versa;

(ii).         reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii).        reference to any gender includes each other gender;

(iv).        reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

(v).        reference to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi).       reference to any Article, Section, Annex, Schedule or Exhibit means such Article or Section hereof or Annex, Schedule or Exhibit hereto;

(vii).      “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(viii).     “including” (and with the correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix).        “or” is not exclusive; and

(x).         relative to the determination of any period of time, “from” means “from and including” and “to” and “through” mean “to but excluding”; and

(xi).        any reference to “execute”, “executed”, “sign”, “signed”, “signature” or any other like term hereunder shall include execution by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act (“E-SIGN”) or the New York Electronic Signatures and Records Act (“ESRA”), which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator), except to the extent the Collateral Administrator requests otherwise. Any such electronic signatures shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder.

2.            Powers and Duties of Collateral Administrator.

(a)            The Issuer hereby appoints U.S. Bank to act as Collateral Administrator and U.S. Bank shall act as Collateral Administrator pursuant to the terms of this Agreement, until U.S. Bank's resignation or removal as Collateral Administrator pursuant to Section 7 hereof. In such capacity, the Collateral Administrator shall assist the Issuer and the Asset Manager in connection with monitoring the Collateral solely by maintaining a database of certain characteristics of the Pledged Obligations on an ongoing basis, and in providing to the Issuer and the Asset Manager and certain other parties as specified in the Indenture, certain reports, schedules and calculations, all as more particularly described in Section 2(b) below (in each case in such form and content, and in such greater detail, as may be mutually agreed upon by the parties hereto from time to time and as may be required by the Indenture), based upon information and data received from the Issuer, the Asset Manager, certain other parties as specified in the Indenture and/or the obligors under an Underlying Instrument or agents for such obligors or other Third-Party Sources (as hereinafter defined) from time to time, which reports, schedules and calculations the Issuer or the Asset Manager, on its behalf, is required to prepare and deliver (or which are necessary to be performed in order that certain reports, schedules and calculations can be performed as required) under Section 10.5 and Section 3.5(h) of the Indenture. U.S. Bank’s duties and authority to act as Collateral Administrator hereunder are limited to the duties and authority specifically set forth in this Agreement. By entering into, or performing its duties under, this Agreement, the Collateral Administrator shall not be deemed to assume any obligations or liabilities of the Issuer under the Indenture or of the Asset Manager under the Asset Management Agreement or the Indenture, and nothing herein contained shall be deemed to release, terminate, discharge, limit, reduce, diminish, modify, amend or otherwise alter in any respect the duties, obligations or liabilities of the Issuer, the Asset Manager or the Collateral Trustee under or pursuant to the Indenture, or of the Asset Manager under or pursuant to the Asset Management Agreement.

(b)            The Collateral Administrator shall perform the following general functions from time to time:

(i)            Within 30 days after the Closing Date, create a collateral database with respect to the Collateral Granted to the Collateral Trustee from time to time, including the Pledged Obligations and any Equity Securities credited to the Pledged Accounts from time to time and Eligible Investments in which amounts held in the Pledged Accounts may be invested from time to time, as provided in this Agreement (the “Collateral Database”) and make available information contained therein to the Asset Manager and the Issuer;

(ii)           Update the Collateral Database on a periodic basis for changes, including for ratings changes, and to promptly reflect the prepayments, amortizations, purchases, sale or other disposition of the Underlying Assets, Equity Securities and Eligible Investments included in the Collateral (the “Portfolio Collateral”), the addition to the Collateral of additional Underlying Assets, Equity Securities and Eligible Investments from time to time and any amendment or changes to loan amounts held as Collateral, in each case based upon, and to the extent of, information furnished to the Collateral Administrator by the Issuer or Asset Manager as may be reasonably required by the Collateral Administrator from time to time or that may be received from Third Party Sources (as defined herein) or from the Collateral Trustee (based upon notices received by the Collateral Trustee from Third Party Sources);

(iii)          Track the receipt and daily allocation to the Pledged Accounts of Interest Proceeds and Principal Proceeds and any withdrawals therefrom and, on each Business Day, provide to the Asset Manager daily reports reflecting such actions to the Pledged Accounts as of the close of business on the preceding Business Day;

(iv)          Prepare, on behalf of the Issuer, and arrange for delivery in accordance with the Indenture within the time frames stated therein, (A) the Monthly Report pursuant to the terms of Section 10.5(a) of the Indenture (and cooperate with the Asset Manager, on behalf of the Issuer, in connection with the comparison of information and discrepancies, if any, required under the last paragraph of said Section 10.5(a) of the Indenture), (B) the Payment Date Report (together with Payment Date Instructions) pursuant to Section 10.5(b) of the Indenture and (C) the Rating Agency Effective Date Report pursuant to Section 3.5(h) of the Indenture, in each case, on the basis of the information contained in the Collateral Database or provided by the Collateral Trustee or Asset Manager, as of the applicable Determination Date;

(v)           Reasonably cooperate with the Independent certified public accountants appointed by the Issuer in the preparation by such accountants of the reports required under Section 10.7 of the Indenture;

(vi)          Reasonably cooperate with the Issuer and the Asset Manager in providing the Rating Agency with such additional information as may be reasonably requested by the Rating Agency and that can be provided without unreasonable burden or expense; and

(vii)         Provide other such information with respect to the Collateral as may be routinely maintained by U.S. Bank in performing its ordinary Collateral Trustee function pursuant to the Indenture (so long as it shall also serve as Collateral Trustee under the Indenture), or as may be required by the Indenture, as the Issuer or Asset Manager may reasonably request from time to time may be provided without unreasonable burden or expense.

(viii)        At the request and direction of the Asset Manager, and pursuant to Section 7.17 of the Indenture, provide to the Collateral Trustee the information in its possession which the Issuer (or the Asset Manager on behalf of the Issuer), has determined to be Rule 144A Information.

(ix)           Pursuant to its appointment as Calculation Agent (in such capacity, the “Calculation Agent”) under the Indenture, calculate the Benchmark applicable to each Class of Floating Rate Debt during each Interest Accrual Period and the Debt Interest Amount payable on each Payment Date in respect of such Class of Floating Rate Debt and the related Interest Accrual Period, in each case in accordance with the provisions of the Indenture. In its role as Calculation Agent hereunder and under the Indenture, the Calculation Agent shall have all of the benefits, rights, protections, immunities and indemnities of the Collateral Administrator under this Agreement.

(c)            After the Effective Date, upon the Collateral Administrator’s receipt of a written request of the Asset Manager on any Business Day (provided such request is received by 12:00 Noon (Boston, Massachusetts time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)), the Collateral Administrator shall perform the following functions: (A) as of the date the Asset Manager commits on behalf of the Issuer to purchase substitute Underlying Assets to be included in the Collateral as Underlying Assets and (B) as of the date of such request, for the purpose of evaluating the inclusion of proposed substitute Underlying Assets, perform a pro forma calculation of the tests and other requirements constituting the Portfolio Criteria set forth in Section 12.2(c) of the Indenture, in each case, based upon information contained in the Collateral Database and information furnished by the Issuer or the Asset Manager as to the proposed substitute Underlying Assets, compare the results thereof against the applicable requirements set forth in said Section 12.2 and report the results thereof to the Asset Manager in a mutually agreed format.

(d)            In addition, on any Measurement Date, the Collateral Administrator shall determine whether the Event of Default Par Ratio is equal to or greater than 102.5% on such Measurement Date.

(e)            Upon the written request of the Asset Manager on any Business Day after the Collateral Administrator’s receipt of such request and notification from the Asset Manager of its intent to sell, in accordance with Section 12.1(a) of the Indenture, an Underlying Asset, the Collateral Administrator shall calculate, after the Collateral Administrator's receipt of such request (provided such request is received by no later than 12:00 Noon (Boston, Massachusetts time) on such date (otherwise such request will be deemed made on the next succeeding Business Day)) whether (i) for sales of Credit Improved Obligations if the Disposition Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Credit Improved Obligation or after giving effect to such sale, the sum of Aggregate Principal Amount of all Underlying Assets, plus all Eligible Investments representing Principal Proceeds will be greater than the Reinvestment Target Par Balance and (ii) for sales of Underlying Assets (other than Defaulted Obligation, a Credit Risk Obligation, a Credit Improved Obligation, an Equity Security any other asset received by the Issuer in a workout, restructuring or similar transaction), (A) the Aggregate Principal Amount of all such sales following the Closing Date through the calendar year ending in 2024 does not exceed 30% of the Effective Date Target Par Amount and thereafter, for all future calendar years, the Aggregate Principal Amount of all such sales does not exceed 30% of the sum of Aggregate Principal Amount of all Underlying Assets, plus all Eligible Investments representing Principal Proceeds (determined as of the first day of such calendar year) and (B) either at any time (1) the Disposition Proceeds from such sale are at least equal to the Investment Criteria Adjusted Balance of such Underlying Asset to be sold or (2) after giving effect to such sale, the Aggregate Principal Amount of all Underlying Assets (with Defaulted Obligations held for less than three years carried at their Current Market Value) plus all Eligible Investments representing Principal Proceeds will be greater than the Reinvestment Target Par Balance. For purposes of determining the percentage of Underlying Assets sold during any such period, the amount of any Underlying Assets sold shall be reduced to the extent of any purchases of Underlying Assets of the same obligor (which are pari passu or senior to such sold Underlying Asset) occurring within 20 Business Days of such sale (determined based upon the date of any relevant trade confirmation or commitment letter) so long as any such Underlying Asset was sold with the intention of purchasing an Underlying Asset of the same obligor (which would be pari passu or senior to such sold Underlying Asset). The Collateral Administrator shall report its determinations to the Asset Manager in a mutually agreed format.

(f)            Reserved.

(g)            Upon two Business Days notification by the Asset Manager pursuant to the Indenture that there will be an optional redemption of the Debt, the Collateral Administrator shall calculate the Redemption Price, provided that, the Asset Manager has provided the Collateral Administrator with any amounts reasonably requested by the Collateral Administrator.

(h)            The Asset Manager shall cooperate with the Collateral Administrator in connection with the preparation by the Collateral Administrator of the Monthly Reports, the Payment Date Reports, the Rating Agency Effective Date Report, the Transparency Reports and the calculations set forth in Section 2 hereof. Without limiting the generality of the foregoing, the Asset Manager shall supply in a timely fashion any information maintained by it that the Collateral Administrator may from time to time request with respect to the Collateral and reasonably need to complete the reports, certificates and calculations required to be prepared by the Collateral Administrator hereunder or required to permit the Collateral Administrator to perform its obligations hereunder, including, without limitation, the Current Market Value of an Underlying Asset to the extent required by the Indenture and any other information that may be reasonably required under the Indenture with respect to a Defaulted Obligation (including, without limitation, notifying the Collateral Administrator promptly upon an Underlying Asset becoming a Defaulted Obligation), Underlying Asset, CCC Underlying Asset, Covenant-Lite Loan, Current Pay Obligation, Credit Improved Obligation, Credit Risk Obligation, Defaulted Obligation, Defaulted Participation Obligation, Deep Discount Obligation, Deferred Interest Asset, Delayed-Draw Loan, DIP Loan, First-Lien Last-Out Loan, Fixed Rate Underlying Asset, Floating Rate Underlying Asset, Long-Dated Asset, Originated Asset, Partial PIK Loan, Participation, PIK Loan, Restructured Loan, Second Lien Loan, Senior Secured Loan, Senior Unsecured Loan, Subordinated Loan, Substitute Collateral Obligation, Revolving Credit Facility, Equity Security, Unsaleable Asset, Workout Loan, Zero Coupon Bond and any Hedge Agreement. In addition, and without limiting the generality of the foregoing, with respect to any Trading Plan undertaken by the Asset Manager, the Asset Manager shall identify to the Collateral Administrator in writing the applicable items identified in the definition of “Trading Plan”, and such additional information as shall be reasonably necessary for the completion of a Monthly Report and the computation of the Eligibility Criteria tests, including, without limitation, the Underlying Assets acquired or to be acquired pursuant to such Trading Plan. The Asset Manager shall review and verify the contents of the aforesaid reports, calculations, instructions, statements and certificates and upon approval from the Asset Manager, the Collateral Administrator shall send such reports, instructions, statements and certificates to the Issuer for execution, as applicable. The Collateral Administrator shall provide such items to the Asset Manager no later than 3 Business Days prior to the due date as set forth above to enable such review by the Asset Manager. At the instruction of the Asset Manager, the Collateral Administrator shall attach to the reports such additional information that is provided by the Asset Manager and independently prepared by, or on behalf of the Asset Manager. The Asset Manager shall be solely responsible for the content of any such additional information. The Asset Manager and the Retention Holder shall provide the Collateral Administrator with any information relating to the EU Securitisation Regulation or the UK Securitisation Framework to be included in the Monthly Reports.

(i)           With respect to any Monthly Report, Payment Date Report, the Rating Agency Effective Date Report and any other reports or statements prepared by the Collateral Administrator to be made upon, given or furnished to, or filed with, a Rating Agency, the Collateral Administrator shall:

(i)            post such report or statement to a website (the “NRSRO Website”) established by the Issuer pursuant to requirements of Rule 17g-5; and

(ii)           deliver such report or statement to each of Moody’s and S&P at the addresses provided in Section 14.4 of the Indenture.

(j)             With respect to any notice, statement, report or other document sent by another party to the Collateral Administrator with directions to post such notice, statement, report or other document to the NRSRO Website, the Collateral Administrator shall promptly post such notice, statement, report or other document to the NRSRO Website.

(k)            The Collateral Administrator: (i) will have no obligation to engage in or respond to any oral communications for the purpose of undertaking credit rating surveillance of the Rated Debt, with any Rating Agency or any of their respective officers, directors or employees; (ii) will not be responsible for maintaining the NRSRO Website, posting any Notices or other communications to the NRSRO Website (provided, however, the foregoing shall not excuse the Collateral Administrator’s obligation to post and deliver notices and communications as provided in Sections 2(h) and (i) above) or ensuring that the NRSRO Website complies with the requirements of the Indenture, Rule 17g-5, or any other law or regulation; (iii) makes no representation in respect of the content of the NRSRO Website or compliance by NRSRO Website with the Indenture, Rule 17g-5, or any other law or regulation and by providing such information for posting to the website shall not be deemed an undertaking on behalf of the Issuer to comply with Rule 17g-5 or any related law or regulation; (iv) will not be responsible or liable for the dissemination of any identification numbers or passwords for the NRSRO Website; and (v) will not be liable for the use of the information posted on the NRSRO Website, whether by the Issuer, the Rating Agency or any other Person that may gain access to the NRSRO Website or the information posted thereon (to the extent it was not prepared by the Collateral Administrator and the Collateral Administrator had no obligation to prepare or deliver such information).

(l)              If, in performing its duties under this Agreement, the Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) is required to decide between alternative courses of action or is otherwise uncertain as to the performance of its duties, including alternative methodologies to be applied in connection with any Alternative Reference Rate or any calculations required to be performed by the Collateral Administrator, the Collateral Administrator may (but shall not be obligated to) request written instructions (or, in its sole discretion, oral instructions followed by written confirmation thereof) from the Asset Manager, upon which the Collateral Administrator shall be entitled to rely without liability on its part, acting on behalf of the Issuer, as to the course of action or methodology desired by it, and shall be entitled to refrain from action pending receipt of such instruction. If the Collateral Administrator does not receive such instructions within two Business Days after it has requested them, the Collateral Administrator may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Administrator shall act in accordance with instructions received after such two-Business Day period except to the extent it has already taken, or committed itself to take, action inconsistent with such instructions. The Collateral Administrator shall be entitled to rely on the advice of legal counsel and independent accountants in performing its duties hereunder and shall be deemed to have acted in good faith if it acts in accordance with such advice. Notwithstanding anything herein or in the Indenture to the contrary, the Collateral Administrator shall have no obligation to determine the Current Market Value or price for any Collateral in connection with any actions or duties under this Agreement.

(m)            Nothing herein shall prevent the Collateral Administrator or any of its Affiliates from engaging in other businesses or from rendering services of any kind to any Person.

2A. Powers and Duties of Calculation Agent.

(a)             In accordance with Section 7.18 of the Indenture, the Issuer hereby appoints the Collateral Administrator, and the Collateral Administrator accepts such appointment, to act as its calculation agent (in such capacity, the “Calculation Agent”). The Calculation Agent shall calculate the Benchmark for each Interest Accrual Period and the Benchmark applicable to each Class of Floating Rate Debt in accordance with and subject to the provisions of the Indenture. In its role as Calculation Agent hereunder and under the Indenture, the Collateral Administrator shall have all of the benefits, rights, protections, immunities and indemnities of the Calculation Agent and the Collateral Trustee under the Indenture in addition to those benefits, rights, protections, immunities and indemnities afforded to it hereunder; provided, that the foregoing shall not be construed to impose upon the Collateral Administrator any of the duties or standards of care (including without limitation any duties of a prudent person) of the Collateral Trustee.

(b)            The Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) shall not have the obligation to (i) monitor, determine or verify the unavailability or cessation of Term SOFR (or any other applicable Benchmark), or whether or when there has occurred, or to give notice to any other Transaction Party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) select, determine, identify or designate any alternative reference rate index (including any Alternative Reference Rate, Benchmark Replacement or Fallback Rate), or other Benchmark or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine, identify or designate any Reference Rate Modifier, Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes or other changes, administrative procedures or modifications to the Indenture may be necessary or advisable in respect of the determination and implementation of any alternative reference rate index (including any Alternative Reference Rate, Benchmark Replacement or Fallback Rate), if any, in connection with any of the foregoing.

(c)            The Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture as a result of the unavailability of Term SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark or Alternative Reference Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other Transaction Party, including without limitation the Asset Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties. The Collateral Administrator and the Calculation Agent shall be entitled to rely upon direction provided by the Issuer or the Asset Manager facilitating or specifying administrative procedures with respect to the calculation of any non-Term SOFR Benchmark. With respect of any Interest Determination Date, the Calculation Agent shall have no liability for the application of Term SOFR as determined on the previous Interest Determination Date if so required under the definition of Term SOFR under the Indenture.

(d)            The Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) shall not have any liability for any interest rate published by any publication that is the source for determining the interest rates of the Floating Rate Debt, including but not limited to the Bloomberg Financial Markets Commodities News (or any successor source), or for any rates compiled by the Loan Syndications and Trading Association or the Alternative Reference Rates Committee (or any successor organization), or for any rates published on any publicly available source, or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 2B. EU/UK Transparency Requirements.

(a)            The Issuer agrees in accordance with the EU Securitisation Regulation and the UK Securitisation Framework to be designated pursuant to the EU Securitisation Regulation and the UK Securitisation Framework as the designated entity required to fulfill the EU/UK Transparency Requirements, (the “Reporting Entity”) and to make available the information required by the EU/UK Transparency Requirements to the persons and by the means specified therein. As the Reporting Entity, the Issuer hereby agrees and further covenants that it will make available to the Holders, any potential investors in the Debt (upon request thereby) and the Competent Authorities (as defined under the EU Securitisation Regulation or the UK Securitisation Framework) the documents, reports and information necessary to fulfill any applicable reporting obligations under the EU/UK Transparency Requirements. The Issuer shall also determine (which determination may be made in consultation with the Asset Manager) whether any reports, data and other information is necessary or essential in connection with the preparation of any loan level reports, investor reports and any reports in respect of inside information and significant events (such reports, collectively, the “Transparency Reports”).

(b)            The Collateral Administrator shall compile the Transparency Reports in accordance with the ESMA reporting side letter entered into on or around the date hereof by the Issuer, the Collateral Administrator and the Asset Manager (the “ESMA Reporting Side Letter” and the terms contained therein in respect of the timing, frequency and method of distribution of the Transparency Reports by the Collateral Administrator and the content of such Transparency Reports, the “Reporting Terms”).

(c)            The Collateral Administrator shall make such Transparency Reports (together with the Transaction Documents, the Final Offering Memorandum, and any other information required to be disclosed pursuant to the EU/UK Transparency Requirements, as provided to it by the Asset Manager and the Issuer) (the Transparency Reports and any such other documents or information, the “Reportable Information”) available on its website, initially located at https://pivot.usbank.com (or other such website as may be notified in writing by the Collateral Administrator to the Issuer, the Collateral Trustee, the Asset Manager, the Placement Agent, and the Holders of a beneficial interest in any Debt from time to time who are institutional investors for purposes of the EU Securitisation Regulation or the UK Securitisation Framework (any such website of the Collateral Administrator, the “Reporting Website”)). The Reporting Website shall, unless otherwise instructed by the Issuer (or the Asset Manager on its behalf), be accessible to any person who certifies to the Issuer and the Collateral Administrator that it is: (i) the Collateral Trustee, (ii) the Issuer, (iii) the Asset Manager, (iv) the Placement Agent, (v) the Holder of a beneficial interest in any Debt from time to time who is an institutional investor for purposes of the EU Securitisation Regulation or the UK Securitisation Framework, (vi) a Competent Authority (as defined under the EU Securitisation Regulation or the UK Securitisation Framework and (vii) a potential investor in the Debt who is an institutional investor for purposes of the EU Securitisation Regulation or the UK Securitisation Framework, in each case in the form of the certification attached hereto as Exhibit A (the “Certification”), which Certification may be provided electronically. In addition, the Collateral Administrator shall publish any event-based disclosure on the Reporting Website to the extent and as provided by the Issuer or the Asset Manager to the Collateral Administrator in the manner and form set forth in the Reporting Terms. The Issuer, Asset Manager and the Collateral Trustee may also access the Reporting Website, which may be the same website used by the Collateral Trustee under the Indenture. For the purposes of posting Transaction Documents, the Final Offering Memorandum and other related documentation, the Issuer or the Asset Manager shall provide the Collateral Administrator with such documentation (by email and in pdf format) and the relevant instructions, and other necessary information and data, as the case may be, in each case in sufficient time before the date on which the Issuer requires such documentation or applicable reports to be made available on the Reporting Website. For the avoidance of doubt, (i) any drafts of the Transaction Documents which were made available by the Issuer on the Reporting Website prior to the issuance or incurrence of the Debt shall be removed from such website upon the posting of the final Transaction Documents as described above and (ii) Transaction Documents may be removed, replaced and/or supplemented to the extent such documents are amended or replaced after the date hereof, including without limitation in connection with a Refinancing.

(d)            The Issuer (with the consent of the Asset Manager) shall be entitled to appoint Reporting Agents to assist them with providing such data to the Collateral Administrator provided that prior written notice of such appointment is given to the Collateral Administrator. The Collateral Administrator may rely without liability on any such data received from the Asset Manager, the Issuer or any of their agents (including any Reporting Agent) and shall have no liability to verify the accuracy of such data. The Collateral Administrator shall be entitled to treat any such data received from any agent of the Issuer or the Asset Manager (including any Reporting Agent) as if such data was received from the Issuer or the Asset Manager, as applicable. The Collateral Administrator shall not be liable, and have no responsibility, for the failure to complete the Transparency Reports, the non-publication or late publication of the Transparency Reports or any errors in the Transparency Reports to the extent such failure, delay or error results from incomplete or incorrect data or any delay in data being provided to the Collateral Administrator from the Issuer, the Asset Manager or any of their agents (including any Reporting Agent) or data not being provided in the format agreed with the Collateral Administrator. If the Collateral Administrator is uncertain as to how any data field in any Transparency Reports should be populated, it may seek instructions from the Asset Manager or the Issuer and may rely without liability on any instructions received.

(e)            The Issuer shall provide, or cause to be provided, to the Collateral Administrator all necessary information as may be required for the Collateral Administrator to compile the Transparency Reports on behalf of the Issuer. The Asset Manager shall use reasonable commercial efforts to cooperate with and provide to the Collateral Administrator (or any applicable Reporting Agent) and the Issuer any reports, data and other information relating to the Assets and, to the extent necessary, the business and/or operations of the Asset Manager, in each case reasonably available to the Asset Manager, and that the Issuer may in consultation with the Asset Manager, determine to be necessary or essential in connection with the preparation of the Transparency Reports and in sufficient time before the date on which the Issuer requires such reports or information to be made available on the Reporting Website. In addition, the Issuer (or the Asset Manager on its behalf) shall provide any necessary instructions to the Collateral Administrator in respect of the compilation, preparation and/or provision of the Transparency Reports.

(f)            The Collateral Administrator shall not be liable for the accuracy or completeness of the information or data that has been provided to it and the Collateral Administrator shall not be obligated to verify, audit, re-compute, reconcile, recalculate or otherwise independently investigate the veracity, accuracy, genuineness or completeness of any such information, document or data, or its sufficiency for any purpose (including without limitation for purposes of the EU/UK Transparency Requirements, the EU Securitisation Regulation and the UK Securitisation Framework). The Collateral Administrator shall not be liable for failing to perform, or for any delay in compiling or making available the Transparency Reports or any other Reportable Information, or for any errors, which results from or is caused by a failure or delay or error on the part of the Issuer, the Asset Manager or any other Person in furnishing necessary, timely and accurate information to the Collateral Administrator. To the extent any Transparency Reports or other Reportable Information are made available to any Person on the Reporting Website, such Transparency Reports and Reportable Information shall for all purposes be deemed to have been made available by the Issuer, and the Issuer shall remain solely responsible for ensuring that the provision of such Transparency Reports and Reportable Information satisfies the requirements of the EU/UK Transparency Requirements, the EU Securitisation Regulation, the UK Securitisation Framework and any other applicable laws, including, without limitation, applicable securities laws.

(g)            For the avoidance of doubt, the Collateral Administrator will not assume any responsibility for, or obligation under, the EU Securitisation Regulation, the UK Securitisation Framework or the EU/UK Transparency Requirements and will not assume any responsibility for the Issuer’s or any Holder’s obligations under the EU Securitisation Regulation or the UK Securitisation Framework. In providing such services, the Collateral Administrator (i) assumes no responsibility to the Holders, any potential investor in the Debt, any Competent Authorities (as defined under the EU Securitisation Regulation or the UK Securitisation Framework) or any other party (other than the Issuer as provided in and subject to the terms of this Agreement), whether under or with respect to the EU Securitisation Regulation or the UK Securitisation Framework, or with respect to any such party’s use or onward disclosure of any documents posted on the Reporting Website or any information contained in such documents, or otherwise, (ii) shall not be responsible for monitoring or verifying the Issuer’s or any other party’s compliance with the EU/UK Transparency Requirements, the EU Securitisation Regulation or the UK Securitisation Framework and (iii) shall have the benefit of all of the powers, protections, immunities and indemnities granted to it under this Agreement , the other Transaction Documents and the ESMA Reporting Side Letter. Any reports complied by the Collateral Administrator, including without limitation such reports as may be posted, and any other documents or information that may be posted, to the Reporting Website, and the Reporting Website itself, may include disclaimers excluding liability of the Collateral Administrator for the information provided therein.

(h)            The Collateral Administrator shall not have any duty (i) to verify or investigate on an independent basis the veracity, genuineness, accuracy or completeness of any documentation provided to it by the Issuer, the Asset Manager, any Reporting Agent or any other party or whether the Reportable Information is sufficient for any purpose (including without limitation for purposes of, or for compliance with, the EU Securitisation Regulation or the UK Securitisation Framework), or (ii) to determine whether or not the provision of such documents, or other information, and making the same available via the Reporting Website, satisfies the EU/UK Transparency Requirements, the EU Securitisation Regulation or the UK Securitisation Framework.

(i)            The Collateral Administrator shall be entitled to rely conclusively upon any instructions it receives from, and any determinations made by, the Issuer or the Asset Manager, in respect of the preparation, provision or accessibility of the Transparency Reports, other Reportable Information or the acceptance of a Certification in respect thereof and the Collateral Administrator shall have no obligation, responsibility or liability whatsoever for actions taken (or forbearance from action undertaken) pursuant to and in accordance with such instructions or determinations.

(j)            The Issuer confirms that it (or the Asset Manager on its behalf) will be solely responsible for handling and responding to any inquiries raised by Holders of the Debt, potential Holders of the Debt or competent authorities having access to any Reportable Information (including without limitation, any Transparency Reports) on the Reporting Website and agrees that the Collateral Administrator shall have no responsibility for dealing with such inquiries.

(k)            The Collateral Administrator shall not assume or have any responsibility or liability for monitoring or ascertaining whether any person to whom it makes any Reportable Information (including without limitation, any Transparency Reports) available on the Reporting Website falls within the category of persons permitted or required to receive such information under the EU/UK Transparency Requirements, the EU Securitisation Regulation or the UK Securitisation Framework. The Collateral Administrator shall be entitled to conclusively rely upon any Certification provided to it, as described this Section 2B (which may be provided electronically), and the Collateral Administrator shall be entitled to conclusively assume that each such person is a person to whom the Reportable Information (including without limitation, any Transparency Reports) should be made available on the Reporting Website and shall not be liable to anyone whatsoever for so relying, assuming or doing.

(l)            For the avoidance to doubt, (i) this Section 2B, Exhibit A hereto and the ESMA Reporting Side Letter may be amended by agreement in writing (which may be by way of email) between the Asset Manager, the Collateral Administrator and the Issuer and the prior written consent of the Holders of the Debt will not be required and (ii) any amendments, modifications or other updates to the EU Securitisation Regulation or the UK Securitisation Framework, the EU/UK Transparency Requirements, or the forms of the Transparency Reports (in each case, as in effect as of the date hereof) shall not affect the duties of the Collateral Administrator hereunder until such time as this Agreement or the ESMA Reporting Side Letter, as applicable, is amended to effect any such changes.

(m)            Notwithstanding anything to the contrary in this Agreement, the Collateral Administrator shall be entitled to resign from its obligations hereunder and under the ESMA Reporting Side Letter to prepare the Transparency Reports or post other Reportable Information on the Reporting Website; provided that any such resignation or termination of appointment of the Collateral Administrator shall be only in respect of the Collateral Administrator’s obligations to provide the Transparency Reports and/or posting such information to the Reporting Website under this Agreement and the ESMA Reporting Side Letter and shall be without prejudice to the Collateral Administrator’s other obligations under this Agreement which shall not be affected by any such resignation or termination. No termination of the appointment of the Collateral Administrator to prepare the Transparency Reports and/or posting Reportable Information to the Reporting Website shall be effective until the date on which a successor Reporting Agent reasonably acceptable to the Issuer and the Asset Manager (such acceptance not to be unreasonably withheld or delayed) has agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and the ESMA Reporting Side Letter with respect to the provision of the Transparency Reports and/or other Reportable Information. If a Reporting Agent does not succeed to the Collateral Administrator within 60 days after termination of the appointment of the Collateral Administrator to prepare the Transparency Reports or post other Reportable Information, the Collateral Administrator, the Issuer, or the Asset Manager may petition a court of competent jurisdiction for the appointment of a successor Reporting Agent.

(n)            Each of the Issuer and the Asset Manager acknowledge and agree that information, reports and documents posted on the Reporting Website shall be downloadable by any person with access to the Reporting Website, including any potential investor in the Debt. Any reports, information or documentation uploaded to the Reporting Website may include disclaimers excluding the liability of the Collateral Administrator for the information provided therein.

3.            Compensation. The Issuer agrees to pay, and the Collateral Administrator and the Calculation Agent shall be entitled to receive compensation for, and reimbursement for (including reasonable, documented and out-of-pocket expenses of counsel, accounts, agents and experts) in connection with, the Collateral Administrator's and Calculation Agent’s performance of the duties called for herein; provided that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture. The payment obligations to the Collateral Administrator and Calculation Agent pursuant to this Section 3 shall survive the termination of this Agreement and the resignation or removal of the Collateral Administrator and Calculation Agent.

4.            Limitation of Responsibility of the Collateral Administrator; Indemnification.

(a)            The Collateral Administrator (including, for the avoidance of doubt, in its role as Calculation Agent) will have no responsibility under this Agreement other than to render the services expressly called for hereunder in good faith and without willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall incur no liability to anyone in acting upon any signature, instrument, statement, notice, resolution, request, direction, consent, order, certificate, report, opinion, bond, electronic communication or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. Any electronically signed document delivered via electronic mail or other transmission method from a person purporting to be an Authorized Officer shall be considered signed or executed by such Authorized Officer on behalf of the applicable Person. The Collateral Administrator shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. The Collateral Administrator may exercise any of its rights or powers hereunder or perform any of its duties hereunder either directly or, upon notice to the Asset Manager, by or through agents or attorneys, and the Collateral Administrator shall not be responsible for any actions or omissions on the part of any agent or attorney appointed hereunder with due care by it. Neither the Collateral Administrator nor any of its affiliates, directors, officers, shareholders, agents or employees will be liable to the Asset Manager, the Issuer or any other Person, except by reason of acts or omissions by the Collateral Administrator constituting bad faith, willful misconduct, gross negligence or reckless disregard of the Collateral Administrator’s duties hereunder. The Collateral Administrator shall in no event have any liability for the actions or omissions of the Issuer, the Asset Manager or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Issuer, the Asset Manager or another Person except to the extent that such inaccuracies or errors are caused by the Collateral Administrator’s own bad faith, willful misconduct, gross negligence or reckless disregard of its duties hereunder. The Collateral Administrator shall not be liable for failing to perform or delay in performing its specified duties hereunder which results from or is caused by a failure or delay on the part of the Issuer, the Asset Manager or another Person in furnishing necessary, timely and accurate information to the Collateral Administrator, as long as such failure or delay is not caused by the Collateral Administrator’s own gross negligence, willful misconduct or bad faith. The duties and obligations of the Collateral Administrator (including, for the avoidance of doubt, in its capacity as Calculation Agent) and its employees or agents shall be determined solely by the express provisions of this Agreement and they shall not be under any obligation or duty except for the performance of such duties and obligations as are specifically set forth herein, and no implied covenants shall be read into this Agreement against them. The Collateral Administrator may consult with counsel and shall be protected in any action reasonably taken in good faith in accordance with the advice of such counsel.

(b)            The Collateral Administrator may rely conclusively on any notice, certificate or other document (including, without limitation, facsimile, email or other electronically transmitted instructions, documents or information) furnished to it hereunder and reasonably believed by it in good faith to be genuine. The Collateral Administrator shall not be liable for any action taken by it in good faith and reasonably believed by it to be within the discretion or powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed hereunder, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action. The Collateral Administrator shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Administrator shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Administrator shall not be deemed to have knowledge or notice of any matter unless actually known to a Trust Officer working in its Global Corporate Trust division/CDO Department (or successor group of the Collateral Administrator) responsible for the administration of this Agreement. It is expressly acknowledged by the Issuer and the Asset Manager that application and performance by the Collateral Administrator of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data and information provided to it by the Asset Manager (and/or the Issuer), issuers, obligors, agents, Collateral Trustees or agent banks under an Underlying Instrument or Eligible Investment, nationally recognized pricing services or vendors, reputable financial information reporting sources, publicly available sources providing interest rates (including, but not limited to, the Reuters Screen (or any successor source)), the Loan Syndications and Trading Association or the Alternative Reference Rates Committee (or any successor organization) or similar parties (such parties are collectively referred to herein as, “Third Party Sources”) with respect to the Collateral, and the Collateral Administrator shall have no responsibility for the accuracy of any such information or data provided to it by such persons. Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Administrator to verify, investigate or audit any such information or data (except to the extent any such information provided is patently incorrect or inconsistent with any proximally received information or instruction, in which case the Collateral Administrator shall investigate any such information), or to determine or monitor on an independent basis whether any issuer or obligor of the Collateral is in default or in compliance with the underlying documents governing or securing such Collateral, from time to time, the role of the Collateral Administrator hereunder being solely to perform certain mathematical computations and data comparisons and to render certain reports as provided herein. For purposes of updating the Collateral Database for changes in ratings, the Collateral Administrator shall be entitled to use and rely (in good faith) exclusively upon a single reputable electronic financial information reporting service and shall have no liability for any inaccuracies in the information reported by, or other errors or omissions of, any such service. It is hereby expressly agreed that Bloomberg Financial Markets is one such reputable reporting service.

(c)            Notwithstanding anything herein and without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability to the extent of any expense, loss, damage, demand, charge or claim resulting from or caused by events or circumstances beyond the reasonable control of the Collateral Administrator including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities markets, power or other mechanical or technological failures or interruptions, computer viruses, communications disruptions, work stoppages, natural disasters, fire, war, terrorism, riots, rebellions, or other similar acts.

(d)            Subject to Section 17 hereof, the Issuer shall, and hereby agrees to, pay, reimburse, indemnify, defend and hold harmless the Collateral Administrator and its affiliates, directors, officers, shareholders, agents and employees for and from any and all losses, damages, liabilities, demands, charges, costs, expenses (including, without limitation, the reasonable fees and expenses of agents, counsel and other experts) and claims of any nature (whether brought by or involving the Issuer or any third party) in respect of, or arising from any acts or omissions performed or omitted by the Collateral Administrator, its affiliates, directors, officers, shareholders, agents or employees pursuant to or in connection with the terms of this Agreement, or in the performance or observance of its duties or obligations, or enforcement of its rights under this Agreement, including the Issuer’s indemnification obligations hereunder; provided the same are in good faith and without willful misconduct and/or gross negligence on the part of the Collateral Administrator or without reckless disregard of its duties hereunder provided that such amounts will be payable solely from and pursuant to Section 11.1 of the Indenture. Notwithstanding any other provisions of this Agreement, in no event shall the Collateral Administrator nor the Issuer be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits or diminution in value) under or pursuant to this Agreement, its duties or obligations hereunder or arising out of or relating to the subject matter hereof, even if the Collateral Administrator or the Issuer, as applicable, has been advised of such loss or damage and regardless of the form of action; provided that, this sentence shall in no way limit or vitiate the obligations of the Issuer to indemnify the Collateral Administrator hereunder with respect to a claim for special, punitive, indirect or consequential loss or damage of any kind (including but not limited to lost profits or diminution in value) against the Collateral Administrator which is brought by a Person not party hereto.

(e)            [Reserved.]

(f)            In connection with the aforesaid indemnification provisions, upon reasonable prior notice, any indemnified party will afford to the applicable indemnifying party the right, in its sole discretion and at its sole expense, to assume the defense of any claim, including, but not limited to, the right to designate counsel reasonably acceptable to such indemnified party, and to control all negotiations, litigation, arbitration, settlements, compromises and appeals of such claim; provided that, if the indemnifying party so assumes the defense of such claim, it shall not be liable for any fees and expenses of separate counsel for such indemnified party incurred thereafter in connection with such claim except that if such indemnified party reasonably determines that counsel designated by such indemnifying party has a conflict of interest, such indemnifying party shall pay the reasonable fees and disbursement of one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or any separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; and provided, further, that prior to entering into any final settlement or compromise, such indemnifying party shall seek the consent of the indemnified parties and use its best efforts in the light of then prevailing circumstances (including, without limitation, any express or implied time constraint on any pending settlement offer) to obtain the consent of each such indemnified party as to the terms of such final settlement or compromise. If an indemnified party acts unreasonably in failing to consent to the terms of a final proposed settlement or compromise within a reasonable time under the circumstances, the indemnifying party shall not thereafter be obligated to indemnify such indemnified party for any amounts in excess of such proposed final settlement or compromise, it being understood that such indemnified party shall not be deemed to have acted unreasonably in withholding its consent if such settlement or compromise (i) does not include an unconditional release of the indemnified party from all liability on claims that are the subject matter of such claim or action or (ii) includes a statement as to, or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(g)            Without limiting the generality of any terms of this Section 4, the Collateral Administrator shall have no liability for any failure, inability or unwillingness on the part of the Asset Manager or Issuer (or Collateral Trustee), and their respective agents, to provide accurate and complete information on a timely basis to the Collateral Administrator, or otherwise on the part of any such party to comply with the terms of this Agreement, the Indenture or Asset Management Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Administrator’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h)            Nothing herein shall obligate the Collateral Administrator to determine independently the characteristics of any item of Collateral (including, without limitation, any Hedge Agreement) including, without limitation, whether any item of Collateral is a CCC Underlying Asset, Covenant-Lite Loan, Current Pay Obligation, Credit Improved Obligation, Credit Risk Obligation, Defaulted Obligation, Defaulted Participation Obligation, Deep Discount Obligation, Deferred Interest Asset, Delayed-Draw Loan, DIP Loan, First-Lien Last-Out Loan, Fixed Rate Underlying Asset, Floating Rate Underlying Asset, Long-Dated Asset, Originated Asset, Partial PIK Loan, Participation, PIK Loan, Restructured Loan, Second Lien Loan, Senior Secured Loan, Senior Unsecured Loan, Subordinated Loan, Substitute Collateral Obligation, Revolving Credit Facility, Equity Security, Unsaleable Asset, Workout Loan, Zero Coupon Bond or any Hedge Agreement, it being understood that any such determination shall be based exclusively upon notification the Collateral Administrator may receive from the Asset Manager or from the Collateral Trustee (based upon notices received by the Collateral Trustee from Third Party Sources). In addition, the Collateral Administrator may conclusively rely on the Asset Manager’s notification of any prepayment assumptions pursuant to Section 1.2(b) of the Indenture and such assumptions shall be determined solely by the Asset Manager.

5.            No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Issuer, the Collateral Administrator and the Asset Manager members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

6.            Term. This Agreement shall continue in effect so long as the Indenture remains in effect with respect to the Debt, unless this Agreement has been previously terminated in accordance with Section 7 hereof; provided, that the Asset Manager and the Collateral Administrator shall be released from their respective obligations hereunder upon such party’s ceasing to act as Asset Manager or as Collateral Administrator, as applicable. Notwithstanding the foregoing, the indemnification obligations of the Issuer under Section 4 hereof shall survive the termination of this Agreement, the resignation or removal of the Collateral Administrator or the release of any party hereto with respect to matters occurring prior to such termination, resignation, removal or release.

7.            Termination.

(a)            This Agreement may be terminated without cause by any party upon not less than 60 days’ prior written notice to the other parties.

If at any time prior to the payment in full of the obligations under the Debt, the Collateral Administrator shall resign or be removed as Collateral Trustee under the Indenture, such resignation or removal shall be deemed a resignation or removal of the Collateral Administrator hereunder (without any requirement for notice).

(b)            At the option of the Issuer, this Agreement may be terminated upon ten days’ written notice of termination from the Issuer to the Collateral Administrator if any of the following events shall occur:

(i)            The Collateral Administrator shall (i) default in the performance of any of its material duties under this Agreement or (ii) breach any material provision of this Agreement and shall not cure such default or breach within thirty days (or, if such default or breach cannot be cured in such time, the Collateral Administrator shall not have given within thirty days such assurance of cure as shall be reasonably satisfactory to the Asset Manager and the Issuer);

(ii)            The Collateral Administrator is dissolved (other than pursuant to a consolidation, amalgamation or merger) or has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(iii)            A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Collateral Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, Collateral Trustee, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or order the winding up or liquidation of its affairs; or

(iv)            The Collateral Administrator shall commence a voluntary case under applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, Collateral Trustee, custodian, sequestrator (or similar official) of the Collateral Administrator or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; shall fail generally to pay its debts as they become due; or permits or suffers all or substantially all of its properties or assets to be sequestered or attached by a court order and the order remains undismissed for 60 days.

If any of the events specified in clauses (ii), (iii) or (iv) of this Section 7 shall occur, the Collateral Administrator shall give written notice thereof to the Asset Manager and the Issuer within one Business Day after the happening of such event.

(c)            Except when the Collateral Administrator shall be removed pursuant to subsection (b) of this Section 7 or shall resign pursuant to subsection (d) of this Section 7, no removal or resignation of the Collateral Administrator shall be effective until the date as of which a successor Collateral Administrator reasonably acceptable to the Issuer shall have agreed in writing to assume all of the Collateral Administrator’s duties and obligations pursuant to this Agreement and shall have executed and delivered an agreement in form and content reasonably satisfactory to the Issuer, the Asset Manager and the Collateral Trustee.

(d)            Notwithstanding the foregoing, the Collateral Administrator may resign its duties hereunder without any requirement that a successor Collateral Administrator be obligated hereunder and without any liability for further performance of any duties hereunder (A) immediately upon the termination (whether by resignation or removal) of U.S. Bank as Collateral Trustee under the Indenture, (B) with at least 30 days prior written notice to the Asset Manager and the Issuer, upon any reasonable determination by U.S. Bank that the taking of any action, or performance of any duty, on its part as Collateral Administrator pursuant to the terms of this Agreement would be in conflict with or in violation of its duties or obligations as Collateral Trustee under the Indenture, or (C) upon at least 60 days’ prior written notice of termination to the Asset Manager and the Issuer upon the occurrence of any of the following events and the failure to cure such event within such 60 day notice period: (i) failure of the Issuer to pay any of the amounts specified in Section 3 within 60 days after such amount is due pursuant to Section 3 hereof (to the extent not already paid to U.S. Bank pursuant to Section 6.7 of the Indenture) or (ii) failure of the Issuer to provide any indemnity payment to U.S. Bank pursuant to the terms of this Agreement, as the case may be, within 60 days of the receipt by the Issuer of a written request for such payment or reimbursement (to the extent not already paid to U.S. Bank pursuant to Section 6.7 of the Indenture).

(e)            Any corporation or other entity into which the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Collateral Administrator shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Collateral Administrator, shall be the successor of the Collateral Administrator hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(f)            The Collateral Administrator shall provide notice of any such termination to the Rating Agency.

8.            Representations and Warranties.

(a)            The Asset Manager hereby represents and warrants to U.S. Bank and the Issuer as follows:

(i)            The Asset Manager is a Delaware limited liability company and has the full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, partners and creditors of the Asset Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Asset Manager in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder, other than those which have been obtained or made. This Agreement constitutes the legal, valid and binding obligations of the Asset Manager enforceable against the Asset Manager in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Asset Manager and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)            The execution, delivery and performance by the Asset Manager of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Asset Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Asset Manager, or the governing instruments of, or any securities or partnership interests issued by, the Asset Manager or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Asset Manager is a party or by which the Asset Manager or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Asset Manager and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(b)            The Issuer hereby represents and warrants to the Collateral Administrator and the Asset Manager as follows:

(i)            The Issuer is a Delaware limited liability company and has the full power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and the performance of all obligations imposed upon it hereunder. No consent of any other person including, without limitation, shareholders and creditors of the Issuer, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Issuer in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Issuer and (b) to general equitable principles (whether unenforceability of such principles is considered in a proceeding at law or in equity).

(ii)            The execution, delivery and performance by the Issuer of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Issuer, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Issuer, or the governing instruments of, or any securities issued or incurred by, the Issuer or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Issuer is a party or by which the Issuer or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Issuer and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

(c)            The Collateral Administrator hereby represents and warrants to the Asset Manager and the Issuer as follows:

(i)            The Collateral Administrator is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has full corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof, the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, shareholders and creditors of the Collateral Administrator, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Collateral Administrator in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and the obligations imposed upon it hereunder. This Agreement constitutes the legal, valid and binding obligations of the Collateral Administrator enforceable against the Collateral Administrator in accordance with their terms subject, as to enforcement, (a) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors’ rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Collateral Administrator and (b) to general equitable principles (whether enforceability of such principles is considered in a proceeding at law or in equity).

(ii)            The execution, delivery and performance of this Agreement and the documents and instruments required hereunder will not violate any provision of any existing law or regulation binding on the Collateral Administrator, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Collateral Administrator, or the organizational documents in effect as of the date hereof or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Collateral Administrator is a party or by which the Collateral Administrator or any of its assets may be bound, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of the Collateral Administrator and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

9.            Amendments; Instrument Under Seal. This Agreement may not be amended, changed, modified or terminated (except as otherwise expressly provided herein) except (i) by the Asset Manager, the Issuer and the Collateral Administrator in writing and (ii) with prior written notice to the Rating Agency. This Agreement is intended to take effect as an instrument under seal.

10.            Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ANY MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

11.            Notices. All notices, requests, directions and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given when received.

If to the Collateral Administrator, to:

  U.S. Bank Trust Company, National Association

  Global Corporate Trust/CDO Department

  One Federal Street, Third Floor

  Boston, MA 02110

  Ref: Ares Direct Lending CLO 5 LLC

  Attention: [***]

  Email: [***], with a copy to [***]

If to the Asset Manager, to:

  Ares Capital Management LLC

  1800 Avenue of the Stars, Suite 1400

  Los Angeles, California 90067

  Attention: [***]; [***]

  Ref: Ares Direct Lending CLO 5 LLC

  Email: [***]; [***]

  If to the Issuer, to:

  Ares Direct Lending CLO 5 LLC

  1800 Avenue of the Stars, Suite 1400

  Los Angeles, California 90067

  Attention: [***]; [***]

  Ref: Ares Direct Lending CLO 5 LLC

  Email: [***]; [***]

12.            Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the Asset Manager, the Issuer and the Collateral Administrator; provided, however, that the Collateral Administrator may not assign (by operation of law or otherwise) its rights and obligations hereunder without the prior written consent of the Asset Manager and the Issuer, and prior notice to the Rating Agency except that U.S. Bank as Collateral Administrator may delegate to, employ as agent, or otherwise cause any duty or obligation hereunder to be performed by, any Affiliate of the Collateral Administrator or its successors without the prior written consent of the Asset Manager and the Issuer (provided that in such event the Collateral Administrator shall remain responsible for the performance of its duties hereunder).

13.            Counterparts. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. Delivery of an executed counterpart of this instrument by email or telecopy shall be effective as delivery of a manually executed counterpart of this instrument. Counterparts may be executed and delivered via facsimile, electronic mail or other transmission method and may be executed by electronic signature (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any "electronic signature" as defined under E-SIGN or ESRA, which includes any electronic signature provided using Orbit, Adobe Fill & Sign, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Administrator) and any counterpart so delivered shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures and shall be deemed to have been duly and validly delivered for all purposes hereunder. Delivery of an executed counterpart of this instrument by facsimile, electronic mail or other transmission method shall be effective as delivery of a manually executed counterpart of this instrument.

14.            Conflict with the Indenture. If this Agreement shall require that any action be taken with respect to any matter and the Indenture shall require that a different action be taken with respect to such matter, and such actions shall be mutually exclusive, or if this Agreement should otherwise conflict with the Indenture, the provisions of the Indenture in respect thereof shall control.

15.            Subordination. The Collateral Administrator agrees that the payment of all amounts to which it is entitled pursuant to this Agreement shall be subordinated to the extent set forth in, and the Collateral Administrator agrees to be bound by the provisions of, the Indenture (as if it were a party to the Indenture). Notwithstanding any other provision of this Agreement, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer payable solely from the Collateral and following realization of the Collateral, application of the proceeds thereof in accordance with the Priority of Payments under Section 11 of the Indenture and their reduction to zero, any obligations of, or claims against the Issuer for any shortfall after such realization shall be extinguished and shall not thereafter revive. The Collateral Administrator further agrees that it will not have any recourse against the Issuer, its directors, officers, employees, shareholders and agents for any such amounts. The Collateral Administrator consents to the assignment of this Agreement as provided in the granting clause of the Indenture.

16.            Survival. Notwithstanding any term herein to the contrary, all indemnifications set forth or provided for in this Agreement, together with Sections 3, 4, 10, 15, 17, 18 and 19 of this Agreement, shall survive the termination of this Agreement.

17.            No Petition in Bankruptcy. Notwithstanding any other provision of this Agreement, the Collateral Administrator may not, prior to the date which is one year (or, if longer, the applicable preference period) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer or any Tax Subsidiary any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under U.S. federal or state bankruptcy or similar laws of other jurisdictions. And, in no circumstances will the Collateral Administrator or the Asset Manager seek to bring any action against any officer, director, employee, shareholder, incorporator, partner or affiliate of the Issuer for any amounts owing hereunder.

18.            Submission to Jurisdiction.TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER, THE ASSET MANAGER AND THE COLLATERAL ADMINISTRATOR HEREBY IRREVOCABLY (A) SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FEDERAL OR NEW YORK STATE COURT AND (C) WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any jurisdiction. THE ISSUER, ASSET MANAGER AND THE COLLATERAL ADMINISTRATOR AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

19.            Waiver of Jury Trial Right.

THE COLLATERAL ADMINISTRATOR, THE ISSUER AND THE ASSET MANAGER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. EACH OF THE ISSUER, THE COLLATERAL ADMINISTRATOR AND THE ASSET MANAGER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTIES ENTERING INTO THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Administration Agreement to be executed effective as of the day first above written.

ARES DIRECT LENDING CLO 5 LLC,
as Issuer

By: Ares Strategic Income Fund

By:	/s/ Scott C. Lem
Name: Scott C. Lem
Title: Chief Financial Officer and Treasurer

ARES CAPITAL MANAGEMENT LLC,
as Asset Manager

By:	/s/ Scott C. Lem
Name: Scott C. Lem
Title: Vice President and Assistant Secretary

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

EXHIBIT A

[Form of Certification]

U.S. Bank Trust Company, National Association

Global Corporate Trust/CDO Department

One Federal Street, Third Floor

Boston, MA 02110

Ref: Ares Direct Lending CLO 5 LLC

Attention: [***]

Email: [***], with a copy to [***]1

Reference is made to the debt (the “ Debt”) issued or incurred by Ares Direct Lending CLO 5 LLC, as issuer (the “Issuer”) pursuant to an Indenture and Security Agreement, dated as of April 10, 2025 (as amended or supplemented from time to time, the “Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, as Collateral Trustee. Capitalized terms not defined in this certificate shall have the meanings ascribed to them in the Indenture.

We hereby certify that we are one of the following:

(i)	a Holder or beneficial owner of Debt who is an institutional investor for purposes of the EU Securitisation Regulation or the UK Securitisation Framework;

(ii)	a potential investor in the Debt who is an institutional investor for purposes of the EU Securitisation Regulation or the UK Securitisation Framework;

(iii)	a Competent Authority (as defined in the EU Securitisation Regulation or the UK Securitisation Framework);

(iv)	the Collateral Trustee;

(v)	the Issuer;

(vi)	the Asset Manager; or

(vii)	the Placement Agent;

and hereby request the Collateral Administrator, on behalf of the Issuer, to grant us access to the Reporting Website in order to view postings of certain information, documentation and reports (the “Information”) which, inter alia, are being disclosed by the Issuer pursuant to the EU Securitisation Regulation or the UK Securitisation Framework.

We agree that we (a) will not use Information for any purpose other than to monitor and administer the financial condition of the Issuer and the Underlying Assets and to appropriately treat or report the transactions, (b) will keep confidential all such Information and will not communicate or transmit any such Information to any person other than our officers or employees or our agents, auditors or affiliates who need to know the same in order to monitor and administer the financial condition of the Issuer and the Underlying Assets and to appropriately treat or report the transactions and (c) will use reasonable efforts to maintain procedures to ensure that no such Information is used by our directors, officers or employees or any of our affiliates (other than those in a supervisory or operational capacity) who are trading, in each case with trading strategies substantially the same as any of the Issuer, with respect to Underlying Assets of the type owned by the Issuer; except that such Information may be disclosed by us (i) by reason of the exercise of any supervisory or examining authority of any governmental agency having jurisdiction over us, (ii) to the extent required by laws or regulations applicable to us or pursuant to any subpoena or similar legal process served on us, (iii) to provide to a credit protection provider or prospective transferee, (iv) in connection with any suit, action or proceeding brought by us to enforce any of our rights under the Debt while an Event of Default has occurred and is continuing or (v) with the consent of the Issuer or the Asset Manager.

1 To be removed if Certification submitted electronically.

We acknowledge and agree that (i) the Information is being made available on behalf of the Issuer in its capacity as the designated reporting party under the EU/UK Transparency Requirements and (ii) the Collateral Administrator has no responsibility or liability to any person for the Information nor for the adequacy, accuracy, reasonableness and/or completeness of such Information, which is provided in its capacity as Collateral Administrator under the Transaction Documents. The Information has been based on information provided to the Collateral Administrator by third parties, and has not been independently verified by the Collateral Administrator or at all. The undersigned must independently assess and determine whether the Information is sufficient to permit it to comply with its due diligence obligations under the EU Securitisation Regulation or the UK Securitisation Framework.

We acknowledge and agree that the none of the Issuer, the Asset Manager, the Collateral Administrator, the Placement Agent or any other person, has made or makes any express or implied representation or warranty in respect of the Information, whether written, oral, by conduct, arising from statute, or arising otherwise in law, as to the accuracy or completeness of such Information, including but not limited to the past, current or future performance of the Assets.

The Information does not constitute or form part of, and should not be construed as, an offer, inducement or recommendation by the Issuer, the Asset Manager, the Collateral Administrator, the Placement Agent or any other person for sale, exchange or subscription of, or a solicitation of any offer to buy, exchange or subscribe for, any securities of the Issuer or any other entity in any jurisdiction and any potential investors should consult with their legal, financial and other professional advisors.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

The undersigned hereby irrevocably submits, to the fullest extent permitted by applicable law, to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to this certification, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent that it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at its address set forth herein. The undersigned agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[REQUESTING PARTY]

By:
Name:
Title:
Date:[2]

2 To be removed if Certification submitted electronically.